EXHIBIT 99.1

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
212 345 5000 Fax 212 345 4838

www.mmc.com

News Release

Media Contact:	Investor Contact:
Rich Myers	Mike Bischoff
Edelman for MMC	MMC
212 819 4807	212 345 5470

MMC ANNOUNCES THAT GREAT-WEST LIFECO INC. HAS SIGNED A
DEFINITIVE AGREEMENT TO PURCHASE PUTNAM INVESTMENTS
FOR $3.9 BILLION

NEW YORK, NY, February 1, 2007—Marsh & McLennan Companies, Inc. (MMC) announced today that Great-West Lifeco Inc., a financial services holding company controlled by Canada-based Power Financial Corporation, has signed a definitive agreement to purchase Putnam Investments. The sale price is $3.9 billion in cash, subject to certain customary adjustments. Putnam is one of the largest investment management firms in the United States, with $192 billion under management at the end of 2006.

The transaction has been approved by the respective boards of directors of MMC and Great-West Lifeco, and is expected to close in the middle of this year, subject to regulatory approval, required client consents, and other customary conditions.

Michael G. Cherkasky, MMC’s president and chief executive officer, said, “This is an important transaction for MMC and its shareholders. We will receive an attractive price for Putnam, strengthen our ability to focus on our core businesses, and significantly enhance our financial flexibility. Selling Putnam is another important step in enhancing long-term shareholder value and driving additional success in our risk and human capital businesses.

“The proceeds to MMC from this sale, combined with our strong cash flow, will give us the flexibility to consider a number of desirable options to further strengthen our company such as investing in our business, stock repurchases, and debt reduction.”

The impact of the sale on MMC’s earnings per share cannot be precisely calculated prior to the close of the transaction due to a number of variables, such as the closing date and the ultimate use of the cash proceeds. Assuming the transaction closes as expected in mid-year, MMC estimates that the sale would have a mildly dilutive impact on 2007 earnings per share of approximately five cents.

Cherkasky concluded, "The sale of Putnam will enable MMC to focus on strengthening the global leadership positions of our market-leading risk and human capital businesses. We are very positive about our future and believe the successful completion of this transaction will aid in driving our growth and meeting our commitments to our shareholders, clients, and employees."

Goldman, Sachs & Co. and Merrill Lynch & Co. acted as MMC’s financial advisors for the transaction. Davis Polk & Wardwell acted as MMC’s legal counsel.

MMC is a global professional services firm with annual revenues of approximately $12 billion. It is the parent company of Marsh, the world's leading risk and insurance services firm; Guy Carpenter, the world's leading risk and reinsurance specialist; Kroll, the world's leading risk consulting company; Mercer, a major global provider of human resource and specialty consulting services; and Putnam Investments, one of the largest investment management companies in the United States. Approximately 55,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, and London stock exchanges. MMC's website address is www.mmc.com.

Putnam Investments, with approximately 3,000 employees, is a global money management firm with over 68 years of investment experience, $192 billion in assets under management, over 200 institutional clients, and over 9 million shareholders and retirement plan participants.

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Conference Call

A conference call to discuss the sale will be held today at 9:00 a.m. Eastern Time. To participate in the teleconference, please dial (800) 862-9098 or (785) 424-1051 (international). The access code for both numbers is 3437308. The live audio webcast may be accessed at www.mmc.com. A replay of the webcast will be available approximately two hours after the event at the same web address.

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views or assumptions concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "should," "will" and "would." For example, we may use forward-looking statements when addressing topics such as: future actions by our management or regulators; the outcome of contingencies; changes in our business strategy; changes in our business practices and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC's revenues; our cost structure; the impact of acquisitions and dispositions; and MMC's cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. MMC’s agreement to sell Putnam is subject to a number of closing conditions, some of which are outside of MMC’s control, and there can be no assurance that the transaction will close as planned or that the announced sale price will not be adjusted pursuant to the terms of the sale agreement. In addition, factors that could cause MMC’s actual results to differ materially from those expressed or implied in our forward-looking statements include:

  Putnam’s performance between now and the closing of the announced sale later in 2007;

  our ability to effectively deploy MMC’s proceeds from the sale of Putnam;

  our estimate of the dilutive impact of the sale of Putnam on MMC’s future earnings per share is necessarily based on a set of current management assumptions, including assumptions about MMC’s use of sale proceeds and the operating results of Putnam and MMC’s other subsidiaries;

  the economic and reputational impact of: litigation and regulatory proceedings brought by federal and state regulators and law enforcement authorities concerning our insurance and reinsurance brokerage and investment management operations (including the complaints relating to market service agreements and other matters filed by, respectively, the New York Attorney General’s office in October 2004, the Connecticut Attorney General’s office in January 2005 and the Florida Attorney General’s office and Department of Financial Services in March 2006, and proceedings relating to market-timing matters at Putnam); and class actions, derivative actions and individual suits filed by policyholders and shareholders in connection with the foregoing;

  in light of Marsh’s elimination of contingent commission arrangements in late 2004, our ability to achieve profitable revenue growth in our risk and insurance services segment by providing both traditional insurance brokerage services and additional risk advisory services;

  our ability to retain existing clients and attract new business, particularly in our risk and insurance services segment, and our ability to retain key employees;

  period-to-period revenue fluctuations in risk and insurance services relating to the net effect of new and lost business production and the timing of policy inception dates;

  the impact on risk and insurance services commission revenues of changes in the availability of, and the premiums insurance carriers charge for, insurance and reinsurance products, including the impact on premium rates and market capacity attributable to catastrophic events such as hurricanes;

  the impact on renewals in our risk and insurance services segment of pricing trends in particular insurance markets, fluctuations in the general level of economic activity and decisions by insureds with respect to the level of risk they will self-insure;

  the impact on our consulting segment of pricing trends and utilization rates;

  our ability to implement our restructuring initiatives and otherwise reduce or control expenses and achieve operating efficiencies;

  the impact of competition, including with respect to pricing and the emergence of new competitors;

  the impact of increasing focus by regulators, clients and others on potential conflicts of interest, particularly in connection with the provision of consulting and investment advisory services;

  fluctuations in the value of Risk Capital Holdings’ investments in individual companies and investment funds;

  our ability to make strategic acquisitions and dispositions and to integrate, and realize expected synergies, savings or strategic benefits from, the businesses we acquire;

  our exposure to potential liabilities arising from errors and omissions claims against us;

  our ability to meet our financing needs by generating cash from operations and accessing external financing sources, including the potential impact of rating agency actions on our cost of financing or ability to borrow;

  the impact on our operating results of foreign exchange fluctuations; and

  changes in the tax or accounting treatment of our operations, and the impact of other legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our businesses.

The factors identified above are not exhaustive. MMC and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, MMC cautions readers not to place undue reliance on its forward-looking statements, which speak only as of the dates on which they are made.

MMC undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in MMC’s filings with the Securities and Exchange Commission.

MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.